EXHIBIT 10(be)

ELEVENTH AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY
NON-QUALIFIED DEFINED BENEFIT PLAN

        This Eleventh Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan, as amended (the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

WITNESSETH

        WHEREAS, the Plan was originally established effective January 1, 1991;

        WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at any time; and

        WHEREAS, the Company desires to amend the Plan to freeze future benefit accruals under Section 4.10 of the Plan effective as of December 31, 2004 to comply with section 409A of the Internal Revenue Code of 1986, as amended by the American Jobs Creation Act of 2004.

        NOW, THEREFORE, the Plan is hereby amended as follows effective as of December 31, 2004:

1.     Section 4.10 of the Plan is hereby amended by adding the following new subsection (e) at the end of such Section, such subsection to read in its entirety as follows:

(e)     Notwithstanding anything herein to the contrary, the benefit payable to such Participant under this Section 4.10 shall be frozen effective as of December 31, 2004 and shall not increase on account of additional Service or Plan Compensation after such date. Because the present value of such benefit was zero as of December 31, 2004, the effect of the preceding sentence is to completely eliminate and terminate such Participant's entitlement to any benefit under this Plan. Accordingly, effective as of December 31, 2004 such Participant shall have no right to any benefit under this Section 4.10 or any other provision of this Plan. The provisions of this paragraph are intended to comply with the requirements of Code section 409A and shall be construed in accordance therewith. The provisions of this paragraph shall not be considered a "material modification" of the Plan, but shall instead be considered a cessation of future deferrals and termination of the Plan with respect to such Participant in accordance with Internal Revenue Service Notice 2005-1 and Proposed Treasury Regulation section 1.409A-6(a)(4).

2.     Except as hereinabove amended, the Plan, as previously amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has adopted and executed this Eleventh Amendment this 15th day of December, 2005.

National Western Life Insurance Company

/S/James P. Payne

By:	James P. Payne

Its:	Sr. VP - Secretary